Registration No. 333- __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DOUBLE EAGLE PETROLEUM CO.
                  --------------- ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Maryland
          ------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   83-0214692
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

                        777 Overland Trail (P.O. Box 766)
                              Casper, Wyoming 82602
                              ---------------------
                (307) 237-9330 (Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                          Stephen H. Hollis, President
                           Double Eagle Petroleum Co.
                        777 Overland Trail (P.O. Box 766)
                              Casper, Wyoming 82602
                              ---------------------
             (307) 237-9330 (Name, Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                              of Agent For Service)

                                   Copies to:
                           Alan L. Talesnick, Esquire
                           Francis B. Barron, Esquire
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776


Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [
]----------.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                        CALCULATION OF REGISTRATION FEE

 Title of each class of                          Proposed maximum      Proposed maximum
    securities to be           Amount to be     offering price per    aggregate offering        Amount of
       registered               registered             share                price            registration fee
       ----------               ----------      ------------------    ------------------     ----------------

Common Stock                    1,295,000           $13.80 (1)          $17,871,000              $1,446

TOTAL                           1,295,000                               $17,871,000              $1,446


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 based upon the average of the high and low sales prices of the Registrant's common stock as reported on the Nasdaq SmallCap Stock Market on November 20, 2003, which is within five business days of the date of filing (November 21, 2003).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 PRELIMINARY PROSPECTUS DATED NOVEMBER 21, 2003
                              SUBJECT TO COMPLETION


                           DOUBLE EAGLE PETROLEUM CO.
                        1,295,000 Shares Of Common Stock

     This prospectus relates to the transfer of up to 1,295,000 shares of common stock of Double Eagle Petroleum Co. by the selling shareholders identified in this prospectus. We will not receive any of the proceeds from the sale of these shares. These shares were issued in a private placement to the selling shareholders in October 2003.

     The selling shareholders may sell their shares at market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices.

     Our common stock is listed on the Nasdaq SmallCap Stock Market under the symbol "DBLE". On November 20, 2003, the closing sale price of the common stock was $13.80 per share.

     Investing in the common stock involves certain risks. See the "Risk Factors" section beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.









         The date of this prospectus is                 , 2003

                                TABLE OF CONTENTS

                                                                            Page


PROSPECTUS SUMMARY..........................................................   1

RISK FACTORS................................................................   2

THE COMPANY.................................................................   4

PLAN OF DISTRIBUTION........................................................   4

LEGAL MATTERS...............................................................   6

EXPERTS.....................................................................   6

SECURITIES AND EXCHANGE COMMISSION
   POSITION ON CERTAIN INDEMNIFICATION......................................   6

WHERE YOU CAN FIND MORE INFORMATION.........................................   7

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................    7

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     AND CAUTIONARY STATEMENTS..............................................   8

                               PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire prospectus carefully, including the "Risk Factors" section.

The Company          We explore for, develop, produce and sell natural gas and
                    crude oil. We concentrate our activities in areas in which we believe we have accumulated detailed geologic knowledge and developed significant management experience. Our current areas of exploration and development are focused in:

                    o    the Green River Basin in southwestern Wyoming
                    o    the Powder River Basin in northeastern Wyoming
                    o    the Washakie Basin in south central Wyoming
                    o    the Wind River Basin in central Wyoming, and
                    o    the Christmas Meadows area in northeastern Utah

                    As of August 31, 2003, we owned interests in a total of 395 producing wells, with natural gas constituting approximately 94 percent and crude oil constituting approximately six percent of our production (assuming six Mcf of gas production equals one barrel of oil production). We also have undeveloped acreage in other basins and are evaluating the possibility of additional activity in other areas.

The Offering        The selling shareholders may sell a total of 1,295,000
                    shares of common stock. These shares were issued to the selling shareholders in a private placement in October 2003.

                    We will not receive any proceeds from the sale of common stock by the selling shareholder.


Company Offices     Our offices are located at 777 Overland Trail (P.O. Box
                    766), Casper, Wyoming 82602, telephone number (307)
                    237-9330.

                                  RISK FACTORS

     The purchase of shares of common stock involves a high degree of risk. Before purchasing common stock, you should read this entire prospectus and consider the following factors concerning the company in addition to the other information in this prospectus.

We have had operating losses in the past.

     We have reported net losses for the fiscal year ended August 31, 2002 and for other previous years. There is no assurance that our current or future operations will be profitable.

We depend on a key employee.

     We are highly dependent on the services of Stephen H. Hollis, our Chief Executive Officer and President. The loss of Mr. Hollis could have a material adverse effect on us. We do carry "key man" life insurance on Mr. Hollis in the amount of $1,000,000.

We cannot predict the future price of oil and natural gas.

     Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas, which can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. In addition, sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond our control.

We could be adversely impacted by changes in the oil and gas market.

     The marketability of our oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production. The availability of markets is beyond our control.

We may be unable to find additional reserves.

     Our revenues depend on whether we acquire or find additional reserves. Unless we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. Our planned exploration and development projects may not result in significant additional reserves. We may be unable to drill productive wells at low reserve replacement costs.

Our stock price may be adversely impacted by our choice of accounting method.

     We use the "successful efforts" method for capitalizing costs of completed oil and gas wells. Under the successful efforts method, only the costs attributable to successful exploratory wells and the costs of development wells within a producing field are reflected in property and equipment. Producing and non-producing properties are evaluated periodically and, if conditions warrant, an impairment allowance is provided. The impairment allowance is a one-time charge to earnings which does not impact cash flow from operating activities, but may result in a negative impression in the investment community and lower stock prices.

Oil and gas operations are inherently risky.

         The nature of the oil and gas business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures. The occurrence of any of these risks could result in losses. We maintain insurance against some, but not all, of these risks. Management believes that the level of insurance against these risks is reasonable and is in accordance with customary industry practices. The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on our financial position and results of operations.

New government regulation and environmental risks could increase our costs.

     The production and sale of oil and gas are subject to a variety of federal, state and local government regulations. These include:

     o    the prevention of waste
     o    the discharge of materials into the environment
     o the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations
     o    the spacing of wells
     o    the unitization and pooling of properties

     Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Because current regulations covering our operations are subject to change at any time, and despite our belief that we are in substantial compliance with applicable environmental and other government laws and regulations, we may incur significant costs for compliance in the future.

Our prices may be impacted adversely by new taxes.

     The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell. In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. We cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices.

Our reserves and future net revenues may differ significantly from our estimates.

     The documents incorporated by reference into this prospectus contain estimates of our reserves and future net revenues. We prepared these estimates and they were then reviewed by an independent petroleum engineer. The estimates of reserves and future net earnings are not exact and are based on many variable and uncertain factors; therefore, the estimates may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves to be encountered may vary substantially from the estimated amounts. In addition, estimates of reserves also are extremely sensitive to the market prices for oil and gas.

There is limited liquidity in our shares.

     There is a limited market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with them as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares securities. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral.

                                   THE COMPANY

     We explore for, develop, produce and sell natural gas and crude oil. We concentrate our activities in areas in which we believe we have accumulated detailed geologic knowledge and developed significant management experience. Our current areas of exploration and development are focused in:

     o    the Green River Basin in southwestern Wyoming
     o    the Powder River Basin in northeastern Wyoming
     o    the Washakie Basin in south central Wyoming
     o    the Wind River Basin in central Wyoming, and
     o    the Christmas Meadows area in northeastern Utah

     As of August 31, 2003, we owned interests in a total of 395 producing wells, with natural gas constituting approximately 94 percent and crude oil constituting approximately six percent of our production (assuming six Mcf of gas production equals one barrel of oil production). We also have undeveloped acreage in other basins and are evaluating the possibility of additional activity in other areas.

     Our common stock is traded on the Nasdaq SmallCap Market under the ticker symbol "DBLE". On November 20, 2003, the last sale price was $13.80 per share of common stock. Our corporate office is located at 777 Overland Trail (P.O. Box
766), Casper, Wyoming 82602. Our telephone number is (307) 237-9330 and our fax number is (307) 266-1823.

                              PLAN OF DISTRIBUTION

     We are registering the sale or other transfer of 1,295,000 shares of our common stock on behalf of the selling shareholders. We will bear all fees and expenses incident to the registration of these shares. We will not receive any of the proceeds from the sale of these shares

     The selling shareholders, or their donees, pledgees, transferees or other successors in interest, may choose to sell their shares from time to time on any national securities exchange or quotation service (including The Nasdaq SmallCap Market), in the over-the-counter market or through the writing of options, at market prices prevailing at the time of the sale, at prices related to the then prevailing market prices, in privately negotiated transactions or through a combination of these methods. In addition, the selling shareholders, or their donees, pledgees, transferees or other successors in interest, may choose one or more of the following alternatives:

     o a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     The selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholders also may sell shares short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell the shares.

     If the selling shareholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, brokers, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of shares from whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved).

     The selling shareholders and any broker-dealers who act in connection with the sale of their shares of our common stock under this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by them and profit on any resale of their shares of our common stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders and any such brokers against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     The selling shareholders and any other person participating in the distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the 1934 Act, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the offered securities by the selling shareholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered securities to engage in market-making activities with respect to the particular shares being distributed. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

     The following table sets forth the names of the selling shareholders, the number of shares of common stock owned by each selling shareholder before the offering, the number of shares of common stock to be offered by each selling shareholder, the number of shares owned by each selling shareholder after the offering, and the percentage of shares of common stock owned after the offering.


                                             Number of Shares                                             Percentage Of
                                             Of Common Stock                         Number Of Shares    Shares Of Common
                                               Owned Before      Number Of Shares      Owned After      Stock Owned After
                     Name                        Offering       To Be Offered (1)        Offering            Offering
                     ----                        --------       -----------------        --------            --------

Spindrift Partners, L.P.                        470,000             470,000                   0                  --

Spindrift Investors (Bermuda) L.P.              530,000             530,000                   0                  --

North Sound Legacy International Ltd.            86,800              86,800                   0                  --

North Sound Legacy Institutional LLC             61,225              61,225                   0                  --

North Sound Legacy Fund LLC                       6,975               6,975                   0                  --

Lazarus Investment Partners LLLP                170,000              90,000              80,000                  (2)

Mr. H. Leigh Severance                          282,300(3)           25,000             257,300(3)              3.1%(2)

Mr. Austin C. Smith                              80,000              25,000              55,000                  (2)

TOTAL SHARES OFFERED                                              1,295,000

------------------

(1) The number of shares of common stock to be sold assumes that the selling shareholder elects to sell all the shares of common stock held by the selling shareholder that are covered by this prospectus.
(2)  Less than one percent.
(3) Includes shares owned by Mr. Severance's wife and entities controlled by Mr. Severance.

                                  LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered under this prospectus. Attorneys employed by that law firm beneficially own approximately 35,000 shares of common stock.

                                     EXPERTS

     The financial statements of Double Eagle Petroleum Co. appearing in our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002 have been audited by Lovelett, Skogen & Associates, P.C., independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. Those financial statements are incorporated in this prospectus by reference in reliance upon that report and upon the authority of that firm as experts in auditing and accounting.

                       SECURITIES AND EXCHANGE COMMISSION
                       POSITION ON CERTAIN INDEMNIFICATION

     The General Corporation Law of the State of Maryland (the "Maryland Code") provides for mandatory indemnification against reasonable expenses incurred by directors and officers of a corporation in connection with an action, suit or proceeding brought by reason of their position as a director or officer if they are successful, on the merits or otherwise, in defense of the proceeding. The Maryland Code also allows a corporation to indemnify directors or officers in such proceedings if the director or officer acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     The Maryland Code permits a corporation to expand the rights to indemnification by a provision in its bylaws, by an agreement, by resolution of shareholders or directors not involved in the proceeding, or otherwise. However, a corporation may not indemnify a director or officer if the proceeding was one by or on behalf of the corporation and in the proceeding the director of officer is adjudged to be liable to the corporation. Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

     In addition to the general indemnification described above, we have adopted, in our articles of incorporation, a provision under the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

     In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you shall review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are furnished in all respects by this reference.

     We are subject to the informational requirements of the Exchange Act; and files reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, these materials filed electronically by the Company with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the Securities And Exchange Commission will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

     o    Our Annual Report on Form 10-KSB for the year ended August 31, 2002;

     o Our Quarterly Report on Form 10-QSB for the quarter ended November 30, 2002, our amended Quarterly Report on Form 10-QSB for the four months ended December 31, 2002, our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003;

     o Our Current Reports on Form 8-K reporting events occurring on each of February 4, 2003, March 12, 2003, May 27, 2003, July 18, 2003,
          September 5, 2003, October 13, 2003, and October 21, 2003;

     o Our Proxy Statement dated January 7, 2003 concerning our Annual Meeting of Shareholders to be held on January 27, 2003;

     o Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

     o The description of our common stock contained in our Form 8-A filed with the SEC on December 10, 1996.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to Stephen H. Hollis, President, Double Eagle Petroleum Co., 777 Overland Trail (P.O. Box
766), Casper, Wyoming 82602, telephone (307) 237-9330.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
                            AND CAUTIONARY STATEMENTS

     This prospectus and the documents incorporated into this prospectus by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we cannot be sure that these expectations will prove to be correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in this prospectus, including the "Risk Factors" section, and in the documents incorporated into this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                                                 DOUBLE EAGLE PETROLEUM CO.

                                              1,295,000 Shares of Common Stock


                                                    ---------------------

                                                    SELLING SHAREHOLDERS
                                                         PROSPECTUS
                                                    --------------------
              TABLE OF CONTENTS                Page
                                               ----
PROSPECTUS SUMMARY............................    1
RISK FACTORS..................................    2
THE COMPANY...................................    4
PLAN OF DISTRIBUTION..........................    4
LEGAL MATTERS.................................    6
EXPERTS.......................................    6       ___________, 2003
SECURITIES AND EXCHANGE COMMISSION
    ON CERTAIN INDEMNIFICATION................    6
WHERE YOU CAN FIND MORE INFORMATION...........    7
INCORPORATION OF INFORMATION WE FILE WITH THE
    SEC.......................................    7
DISCLOSURE REGARDING FORWARD-  LOOKING
    STATEMENTS AND  CAUTIONARY STATEMENTS.....    8

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution.
-----------------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered. The selling shareholders will not pay any of the following expenses.

    Registration Fee                                            $      1,446
    Nasdaq SmallCap Stock Market Additional Listing Fee         $     13,500
    Printing Expenses*                                          $      1,000
    Accounting Fees and Expenses*                               $      2,500
    Legal Fees and Expenses*                                    $      5,000
    Blue Sky Fees and Expenses*                                 $        500
    Registrar and Transfer Agent Fee*                           $        500
    Miscellaneous*                                              $        554
                                                                ------------
    Total                                                       $     25,000
* Estimated

Item 15.  Indemnification Of Directors And Officers.
---------------------------------------------------

     Section 2-418 of the General Corporation Law of the State of Maryland (the "Maryland Code") provides for mandatory indemnification against reasonable expenses incurred by directors and officers of a corporation in connection with an action, suit or proceeding brought by reason of their position as a director or officer if they are successful, on the merits or otherwise, in defense of the proceeding. In addition, a corporation may indemnify directors or officers in such proceedings if the director or officer acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     The Maryland Code also permits a corporation to expand the rights to indemnification by a provision in its bylaws, by an agreement, by resolution of shareholders or directors not involved in the proceeding, or otherwise. However, a corporation may not indemnify a director or officer if the proceeding was one by or on behalf of the corporation and in the proceeding the director of officer is adjudged to be liable to the corporation.

     The Company's Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary. The Company also has adopted, in its Articles of Incorporation, a provision under
Section 2-405.2 of the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.

Item 16.  Exhibits.
------------------

4.1      Specimen Common Stock Certificate. Incorporated by reference from
         Exhibit 4.1(a) of the Registrant's Registration Statement on Form SB-2 filed on October 11, 1996, SEC Registration No. 333-14011.

5        Opinion of Patton Boggs LLP regarding legality.

23.1     Consent of Lovelett, Skogen & Associates, P.C.

23.2 Consent of Patton Boggs LLP (included in the opinion regarding legality set forth in Exhibit 5).

Item 17.  Undertakings.
----------------------

          (a)  The undersigned Company undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Casper, State of Wyoming, on the 21st day of November, 2003.

                                 DOUBLE EAGLE PETROLEUM CO.


                                 By:/s/ Stephen H. Hollis
                                    -------------------------------------------
                                         Stephen H. Hollis, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the Registration Statement appearing below, hereby constitute and appoint Stephen H. Hollis, with full power of substitution, as attorney-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorney-in-fact or his substitutes may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


            Signature                       Title                               Date
            ---------                       -----                               ----

/s/ Stephen H. Hollis          Chairman of the Board, Chief Executive        November 21, 2003
---------------------------    Officer, President and Director (Principal
Stephen H. Hollis              Executive Officer)

/s/ Roy G. Cohee               Director                                      November 21 2003
---------------------------
Roy G. Cohee

/s/ Ken M. Daraie              Director                                      November 21, 2003
---------------------------
Ken M. Daraie

/s/ Beth McBride               Director                                      November 21, 2003
---------------------------
Beth McBride

/s/ Thomas A. Prendergast      Director                                      November 21, 2003
---------------------------
Thomas A. Prendergast

/s/ David C. Milholm           Chief Financial Officer (Principal            November 21, 2003
---------------------------    Financial And Accounting Officer)
David C. Milholm

                                  EXHIBIT INDEX
     (Attached To And Made A Part Of This Registration Statement On Form S-3
             For Double Eagle Petroleum Co. Dated November 21, 2003)

The following is a complete list of Exhibits filed as part of this Registration
Statement:

Number        Description
------        -----------

4.1           Specimen Common Stock Certificate. Incorporated by reference from
              Exhibit 4.1(a) of the Registrant's Registration
              Statement on Form SB-2 filed on October 11, 1996, SEC Registration No. 333-14011.

5             Opinion of Patton Boggs LLP regarding legality.

23.1          Consent of Lovelett, Skogen & Associates, P.C.

23.2 Consent of Patton Boggs LLP (included in the opinion regarding legality set forth in Exhibit 5).